UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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AVALON HOLDINGS CORPORATION
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AVALON HOLDINGS CORPORATION Notice of Annual Meeting of Shareholders April 26, 2012 and Proxy Statement

Avalon Holdings Corporation • One American Way • Warren, Ohio 44484-5555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD April 26, 2012

To the Shareholders of Avalon Holdings Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Avalon Holdings Corporation will be held at the Avalon Golf and Country Club at Squaw Creek, located at 761 Youngstown-Kingsville Road, Vienna, Ohio, on Thursday, April 26, 2012 at 10:00 A.M., local time, for the following purposes:

1.
To elect five Directors, two of whom will be Class A Directors elected by the holders of Class A Common Stock, and three of whom will be Class B Directors elected by the holders of Class B Common Stock, such Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting and any adjournment thereof;

all in accordance with the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on Friday, March 2, 2012, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof.  Only those shareholders of record at the close of business on such date will be entitled to vote at the meeting or any adjournment thereof.

Your prompt action in voting your proxy will be greatly appreciated.  Whether or not you plan to attend the annual meeting, we urge you to cast your vote. You can vote via the internet, by telephone or by returning the proxy card. If you are voting by returning the proxy card, an envelope is provided for your use which requires no postage if mailed in the United States.  If you have more than one shareholder account, you are receiving a proxy for each account.  Please vote all proxies you receive.

      Additionally, the Notice of Meeting, Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available on the internet at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS /s/Timothy C. Coxson Timothy C. Coxson Secretary

Warren, Ohio
March 15, 2012

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 26, 2012

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Avalon Holdings Corporation (the “Company”) of proxies in the form enclosed herewith to be voted at the Annual Meeting of Shareholders to be held at the Avalon Golf and Country Club at Squaw Creek, located at 761 Youngstown-Kingsville Road, Vienna, Ohio, on Thursday, April 26, 2012, at 10:00 A.M., local time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement is being sent to each holder of the issued and outstanding shares of Class A Common Stock, $.01 par value, (“Class A Common Stock”) and Class B Common Stock, $.01 par value, (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of the Company entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting.  The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011, including financial statements, is being mailed to shareholders, together with this Proxy Statement and the accompanying form of proxy, beginning on or about March 26, 2012. Additionally, the Notice of Meeting, Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available on the internet at http://www.proxyvote.com.

Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company, by voting in person at the Annual Meeting, or by execution of a subsequent proxy provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.  Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no applicable instructions are indicated, in favor of the Directors named therein. The persons named in the enclosed form of proxy are authorized to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournment thereof.  Only those shares represented at the Annual Meeting in person or by proxy shall be counted for purposes of determining the number of votes required for any proposals upon which shareholders of the Company shall be called upon to vote.  Brokers who hold shares in street name for customers will not be able to vote the shares with respect to the election of directors without instructions from their customers. Shares for which brokers have not received instructions are referred to as “broker non-votes.” Abstentions and “broker non-votes” shall not be counted as votes for or against any matter upon which shareholders of the Company shall be called upon to vote.  The Articles of Incorporation of the Company do not permit cumulative voting in the election of Directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on March 2, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.  At the Annual Meeting, the holders of Class A Common Stock will be entitled, as a class, to elect two Directors (“Class A Directors”) and the holders of Class B Common Stock will be entitled, as a class, to elect three Directors (“Class B Directors,” and together with the Class A Directors, the “Directors”).

Except for the election of Directors and as otherwise required by the provisions of the Company’s Articles of Incorporation or by law, holders of the Class A Common Stock and Class B Common Stock will vote or consent as a single class on all matters with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.  In the event that the outstanding shares of Class B Common Stock constitute less than 50% of the total voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, the holders of the Class A Common Stock (one vote per share) and Class B Common Stock (ten votes per share) will vote as a single class for the election of Directors.  At the close of business on March 2, 2012, the Company had outstanding 3,191,038 shares of Class A Common Stock entitling the holders thereof to 3,191,038 votes in the aggregate and 612,293 shares of Class B Common Stock entitling the holders thereof to 6,122,930 votes in the aggregate.

Each share of Class B Common Stock is convertible at any time, at the option of the shareholder, into one share of Class A Common Stock.  Shares of Class B Common Stock are also automatically converted into shares of Class A Common Stock on the transfer of such shares to any person other than the Company, another holder of Class B Common Stock or a “Permitted Transferee” as defined in the Company’s Articles of Incorporation.  The Class A Common Stock is not convertible.

The following table sets forth information with respect to beneficial ownership of the Class A Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of either class of Common Stock.  This information is as of December 31, 2011, unless noted that it is based upon Schedules 13-D or 13-G filed with the Securities and Exchange Commission (the “Commission”).

	Class A Common Stock		Class B Common Stock		Percent of	Percent of
Name	Number of Shares	Percent of Class	Number of Shares	Percent of Class	All Common Stock	Total Voting Power
Ronald E. Klingle (1)(2)	170,417	5.3%	611,133	99.8%	20.5%	67.4%
Anil C. Nalluri, M.D., Inc. Profit Sharing Plan and Trust (3) c/o Anil C. Nalluri, M.D., Inc. 5500 Market Street, Suite 128 Youngstown, OH 44512	589,434	18.5	—	—	15.5	6.3
Piper Jaffray Companies, parent company of Advisory Research, Inc. (4) 180 North Stetson St., Suite 5500 Chicago, IL 60601	375,703	11.8	—	—	9.9	4.0
Wedbush, Inc., Edward W. Wedbush, Wedbush Opportunity Capital, LLC, Wedbush Opportunity Partners, LP (5) 1000 Wilshire Blvd. Los Angeles, California 90017	166,306	5.2	—	—	4.4	1.8
Dimension Fund Advisors LP (6) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	209,106	6.6	—	—	5.5	2.2

(1)
Includes 14,296 shares of Class B Common Stock owned by Mr. Klingle’s spouse, the beneficial ownership of which is disclaimed.  Includes 1,067 shares of Class A Common Stock held by Mr. Klingle in the Avalon Holdings Corporation Participating Companies Profit Sharing Plan and Trust (including 397 shares held by Mr. Klingle’s spouse, the beneficial ownership of which Mr. Klingle disclaims).  Mr. Klingle has sole voting power and sole investment power over 170,020 shares of Class A Common Stock and 596,837 shares of Class B Common Stock.

(2)	Ronald E. Klingle is an employee, executive officer and director of the Company. The address for Mr. Klingle is c/o Avalon Holdings Corporation, One American Way, Warren, Ohio 44484-5555.

(3)	Based upon information contained in Schedule 13D/A filed with the Commission on January 9, 2012. Mr. Nalluri has sole voting power over all of the shares listed.

(4)
Based upon information contained in Schedule 13G filed with the Commission on February 14, 2012 by Piper Jaffray Companies. Advisory Research, Inc. is a wholly-owned subsidiary of Piper Jaffray Companies. Piper Jaffray Companies may be deemed to be the beneficial owner of the 375,703 shares through control of Advisory Research, Inc.; however, Piper Jaffray Companies disclaims beneficial ownership of such shares. The shares are beneficially owned by Advisory Research, Inc. which has sole voting power and sole dispositive power. In addition, the filing of Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates are the beneficial owner of any securities covered by the Schedule 13G for any other purposes than 13(d) of the Securities Exchange Act of 1934.

(5)
All of the Reporting Persons listed have shared voting power and shared dispositive power. Edward W. Wedbush’s address is P.O. Box 30014, Los Angeles, California 90030. All others are 1000 Wilshire Blvd., Los Angeles, California 90017. This information is contained in Schedule 13G filed with the Commission on February 15, 2012.

(6)
Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trust and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the schedule are owned by the Funds. Per the Schedule 13-G/A filed with the Commission, 207,206 shares have sole voting power and 209,106 shares have shared dispositive power. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. This information is contained in Schedule 13-G/A filed with the Commission on February 14, 2012.

ELECTION OF DIRECTORS

It is intended that the proxies will be voted for the election of the five nominees named below to hold office as Directors until the next succeeding annual shareholders’ meeting and until their respective successors are duly elected and qualified. Specifically, the holders of Class A Common Stock are entitled, as a class, to elect two Class A Directors and the holders of Class B Common Stock are entitled, as a class, to elect three Class B Directors.  It is the intention of the persons named in the enclosed forms of proxy to vote such proxies as specified and if no specification is made, to vote such proxies for the election as Directors of the nominees for Class A Directors and Class B Directors listed below.  All such nominees have consented to serve if elected.  While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors.  The two nominees for Class A Directors receiving the greatest number of votes from the holders of shares of Class A Common Stock eligible to be cast at the meeting will be elected Class A Directors; and, the three nominees for Class B Directors receiving the greatest number of votes from the holders of shares of Class B Common Stock eligible to be cast at the meeting will be elected Class B Directors. Set forth below is certain information about the nominees for Class A Directors and Class B

Directors:

Name	Age	Director Since	Title	Term
Nominees for Class A Directors:
Kurtis D. Gramley	49	2007	Director	1 year
Stephen L. Gordon	70	1998	Director	1 year

Nominees for Class B Directors:
Ronald E. Klingle	64	1998	Chairman of the Board, Chief Executive Officer and Director	1 year
Timothy C. Coxson	61	2007	Chief Financial Officer, Treasurer, Secretary and Director	1 year
David G. Bozanich	54	2007	Director	1 year

Set forth below is information concerning each nominee for election as a director, including such nominee’s principal occupation.

Kurtis D. Gramley has been a director of the Company since April 2007. He has been Chairman of the Board of Directors and Chief Executive Officer of Edgewood Surgical Hospital located in Transfer, Pennsylvania since 2004. From 2002 to present, Mr. Gramley has served as President and Chief Executive Officer of Kapital Development, LLC which is the founding entity of Edgewood Surgical Hospital.  Mr. Gramley has been involved in the development and management of healthcare related facilities and the medical profession since 1992.  He was President of Shenango Inn Enterprises, Inc. and David Mead Inn Enterprises, Inc. from 1992 to 2000.  Mr. Gramley received his Bachelor of Science degree in Accounting and Finance from the University of Virginia in 1985 and has been a Certified Public Accountant since 1986 and previously worked for PriceWaterhouseCoopers, a national public accounting firm. Mr. Gramley will serve as the financial expert on the audit committee.

Director Qualifications:

Leadership and Financial experience – Mr. Gramley is Chairman of the Board of Directors and Chief Executive Officer of Edgewood Surgical Hospital and a Certified Public Accountant. The Board benefits from Mr. Gramley’s executive leadership and management experience as a CEO. The Board also benefits from his work experience and education in accounting, finance and auditing.

Stephen L. Gordon has been a director of the Company since June 1998.  He was a Deputy Attorney General for the State of New Jersey and subsequently held a number of positions in the New York State Department of Environmental Conservation. He has been a partner in the law firm of Beveridge & Diamond, P.C. since 1982.  Mr. Gordon received his Bachelor of Arts degree from Rutgers University and his Doctor of Jurisprudence degree from the University of Pennsylvania.

Director Qualifications:

Leadership and industry experience – Mr. Gordon has practiced Environmental Law since 1970. He advises clients on energy and land use law, hazardous and non-hazardous waste issues, water and groundwater issues, air emissions issues, as well as, issues dealing with the construction and operation of electric generation and electric transmission facilities. Mr. Gordon brings to the Board extensive experience in the waste industry which helps provide our Company with sales and marketing strategy, identifying opportunities in the waste business and risk management.

Ronald E. Klingle has been a director and Chairman of the Board of the Company since June 1998.  He was Chief Executive Officer from June 1998 until December 2002.  He reassumed and held the position of Chief Executive Officer from March 15, 2004 until February 28, 2010 and reassumed the position again on February 16, 2011. Mr. Klingle has over 30 years of environmental experience and received his Bachelor of Engineering degree in Chemical Engineering from Youngstown State University.  Mr. Klingle is the spouse of Frances R. Klingle who is the Chief Administrative Officer of the Company.

Director Qualifications:

Leadership and industry experience – Mr. Klingle is the Chairman and Chief Executive Officer of the Company. He holds over 50% of the voting power of the Company, directly aligning his interests with those of our shareholders. He was co-founder of American Waste Services, Inc., the Company’s predecessor, which was involved in owning and operating landfills, waste transportation and environmental consulting and engineering. He has extensive executive leadership and management experience and continues to lead the development and execution of our businesses.

Timothy C. Coxson has been a director of the Company since April 2007. He has been Chief Financial Officer and Treasurer since March 2006. He became Secretary in April 2007. Mr. Coxson had been Chief Financial Officer and Treasurer of Avalon from June 1998 until August 2004.  From September 2004 to March 2006, he was Director of Corporate Services of Avalon. Mr. Coxson has over 25 years of experience in accounting and external reporting while working for publicly owned companies.  He received a Bachelor of Business Administration degree in Accounting from The Ohio State University.

Director Qualifications:

Leadership and Financial experience – Mr. Coxson, the Company’s Chief Financial Officer, has expertise in corporate finance, financial reporting and accounting, having served as the Chief Financial Officer of a public company for 15 years and has extensive executive management experience. He has held various executive positions in accounting throughout his career. The Board also benefits from Mr. Coxson’s knowledge and familiarity of the waste and golf business.

David A. Bozanich has been a director of the Company since April 2007. He has been Director of Finance for the City of Youngstown since 2002. Prior to the position of Director of Finance, he was Deputy Director of Finance for the City of Youngstown overseeing economic development. Mr. Bozanich has extensive experience in economic development and governmental procurement. He has directly participated in structuring over 125 public/private projects totaling in excess of $2 billion.  Mr. Bozanich received his Bachelor of Science degree in Business from the Youngstown State University.

Director Qualifications:

Government and Financial experience - Mr. Bozanich, as Director of Finance for the City of Youngstown, Ohio, has extensive experience in dealing with local, state and federal government agencies. The Board benefits from his knowledge and experience of dealing with these governmental agencies when considering bidding on government projects. The Board also benefits from his finance experience.

Board leadership Structure

The Company does not have a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Director Independence

Avalon Holdings Corporation is a controlled company because over 50% of the voting power of the Company is held by Mr. Klingle.  As such, the Company does not require the majority of its directors to be independent. The Board of Directors has determined that the three members of the Audit Committee, Mr. Gramley, Mr. Gordon and Mr. Bozanich, are independent as defined by the Securities and Exchange Commission and NYSE Amex.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of December 31, 2011, with respect to beneficial ownership of the Class A Common Stock and Class B Common Stock by:  (i) the Company’s directors, including nominees, and certain named officers of the Company, and (ii) all executive officers and directors, including nominees, as a group.  See “Voting Securities and Principal Holders Thereof.”

	Class A Common Stock		Class B Common Stock		Percent of	Percent of
Name	Number of Shares	Percent of Class	Number of Shares	Percent of Class	All Common Stock	Total Voting Power
Ronald E. Klingle (1)(3)(4)	170,417	5.3%	611,133	99.8%	20.5%	67.4%
Timothy C. Coxson (1)(4)	399	*	—	—	*	*
Kurtis D. Gramley (4)	—	—	—	—	—	—
David G. Bozanich (4)	—	—	—	—	—	—
Stephen L. Gordon (4)	—	—	—	—	—	—
Frances R. Klingle (2)	397	*	14,296	2.3	*	1.5
All executive officers, directors and nominees for directors as a group (7 persons) (5)	170,816	5.4%	611,133	99.8%	20.6%	67.4%
___________________________
*Less than one percent.

(1)	Each is an employee, executive officer and director of the Company.

(2)	Ms. Klingle is an employee and executive officer of the Company.

(3)
Includes 14,296 shares of Class B Common Stock owned by Mr. Klingle’s spouse, the beneficial ownership of which is disclaimed. Includes 1,067 shares of Class A Common Stock held in the Avalon Holdings Corporation Participating Companies Profit Sharing Plan and Trust (including 397 shares held by Mr. Klingle’s spouse, the beneficial ownership of which Mr. Klingle disclaims).  Mr. Klingle has sole voting power and sole investment power over 170,020 shares of Class A Common Stock and 596,837 shares of Class B Common Stock.

(4)	Each of these individuals is a nominee for Director.

(5)	In determining the number of shares held by executive officers and directors as a group, shares beneficially owned by more than one executive officer or director have been counted only once.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has established four standing committees to assist in the discharge of its responsibilities.  These are the Executive, Audit, Option Plan and Compensation Committees.  The Board as a whole nominates directors for election.  During 2011, the Board of Directors held four meetings.

Each incumbent Director acted pursuant to all written consents without formal meeting and attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board on which the respective Directors served during 2011. All of the Board members attended the prior year’s annual meeting.

The Executive Committee, subject to the restrictions of the Ohio General Corporation Law, may exercise the authority of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board.  During 2011, the Executive Committee held no meetings. During 2011, the Executive Committee consisted of three members, as follows: Messrs. Klingle (Chairman), Gramley and Bozanich.

The Audit Committee is responsible for recommending the firm of independent accountants to be engaged to audit the Company’s financial statements, reviewing the scope and results of the audit with the independent accountants, reviewing with management and the independent accountants the Company’s interim and year-end operating results, considering the adequacy of the internal accounting controls and procedures of the Company and reviewing the non-audit services to be performed by the independent accountants.  During 2011, the Audit Committee held four meetings.  The Audit Committee consists of three members, as follows: Messrs. Gramley (Chairman), Bozanich and Gordon.  The Board of Directors has determined that each member of the Audit Committee is independent as defined by the Securities and Exchange Commission and NYSE Amex. The Board of Directors has identified Mr. Gramley as the Audit Committee financial expert.  The Company has adopted a formal written Audit Committee Charter.  The Audit Committee reviews and reassesses the adequacy of the formal written charter on an annual basis.

The Compensation Committee is responsible for reviewing and establishing the compensation arrangements for employees of the Company, including the salaries and bonuses of top management.  During 2011, the Compensation Committee held two meetings.  During 2011, the Compensation Committee consisted of three members, as follows: Messrs. Coxson (Chairman), Klingle and Gordon. Avalon Holdings Corporation is a controlled company because over 50% of the voting power of the Company is held by Mr. Klingle. As such, the members of the Company’s Compensation Committee are not all independent.

The Option Plan Committee determines grants of options to purchase shares under the Company’s 2009 Long-Term Incentive Plan (the "Plan") based on recommendations made by the Company’s Compensation Committee.  During 2011, the Option Plan Committee held no meetings.  In 2011, the full Board of Directors discussed and granted stock options to an executive officer, a director and an officer of a subsidiary. The Option Plan Committee consists of three members, as follows: Messrs. Gordon (Chairman), Gramley and Bozanich.

DIRECTOR NOMINATING PROCESS

Avalon Holdings Corporation is a controlled company because over 50% of the voting power of the Company is held by Mr. Klingle.  As such, the Company does not have a Nominating Committee. Because Mr. Klingle holds a majority of the voting power, nominations for Directors are generally based on his recommendations. In general, the Company’s Board will nominate existing Directors for re-election unless the Board has a concern about the Director’s ability to perform his or her duties. In the event of a vacancy on the Board, potential candidates are evaluated based upon their experience, skills, integrity and background concerning the types of businesses in which the Company operates and how the nominee would complement the existing Board’s skills and experience.

The Board of Directors has no formal procedures to be followed in submitting recommendations of candidates for Director. However, nominations for Director may be made by our shareholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws. Nominations should be made via written request to the attention of the Company’s Secretary, One American Way, Warren, Ohio 44484.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2011 Annual Report on SEC Form 10-K with the Company’s management and independent auditors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States of America.

The Audit Committee discussed with the Company’s independent auditors, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the Audit Committee has discussed with Grant Thornton LLP, their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kurtis D. Gramley (Chairman)
Stephen L. Gordon
David G. Bozanich

Executive Compensation

Avalon is a controlled company as defined by the NYSE Amex company guide because over 50% of the voting power is held by Mr. Klingle.  During 2011, Mr. Klingle was the Chairman of the Board and Chief Executive Officer and Mr. Coxson was Chief Financial Officer. Both were members of the Compensation Committee. As such, the members of the Company’s Compensation Committee are not all independent. Although the Company’s executive compensation program is established by the Compensation Committee, the Compensation Committee and the Board of Directors, as a whole, discuss the reasonableness of the amounts of compensation received by the Chief Executive Officer and the other executive officers.

The Company maintains a cash compensation program which is designed to motivate, retain and attract management and is comprised of base salary and discretionary bonuses. The purpose of the base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salaries do not follow a preset schedule or formula. For the most part, increases in compensation of the Chief Executive Officer and other executive officers are dependent upon discretionary bonuses approved by the Board of Directors.

The Compensation Committee discusses and reviews base salaries and discretionary bonuses for all of the executive officers, including Mr. Klingle, the Chief Executive Officer, based upon an evaluation of each individual’s performance, any change in responsibilities and their potential to contribute to the success of the Company. No specific weights have been assigned to those factors. Mr. Kenneth McMahon, Chief Executive Officer of American Waste Management Services, Inc. (“AWMS”), received a discretionary bonus to grow and increase the profitability of AWMS, based upon eight percent of the income before taxes of the waste management and brokerage company.

With regard to individual performance of executive officers, other than the Chief Executive Officer, the Compensation Committee relies to a large extent on the Chairman of the Board and Chief Executive Officer’s evaluation of each individual executive officer’s performance.

On March 11, 2011, the Board of Directors approved and granted 90,000 stock options to Mr. Coxson, Chief Financial Officer, and Mr. Bozanich, an independent director and 100,000 stock options to an officer of a subsidiary.

In October 2011, the Board of Directors voted not to make a discretionary contribution to the Company’s 401(k) Profit sharing Plan for the year ended December 31, 2011.

Section 162(m) of the Internal Revenue Code addresses the nondeductibility for federal income tax purposes of certain compensation in excess of $1 million paid to an employee during the taxable year.   As it is highly unlikely that any executive officer or other employee of the Company will be awarded compensation in excess of $1 million in the foreseeable future, the Compensation Committee has not established a policy with respect to the nondeductibility of such employee compensation.

The Compensation Committee believes that the Chief Executive Officer, as well as, the other executive officers of the Company, are dedicated to achieving significant improvements in the Company’s long-term financial performance and that the compensation policies, plans and programs implemented by the Company contribute to achieving those results.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

The following information sets forth the compensation of all individuals serving as the Company’s Principal Executive Officer during 2011 and the Company’s two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2011; in each case for services rendered in all capacities to the Company and/or its subsidiaries during the fiscal year ended December 31, 2011.

Summary Compensation Table (1)
Name and Principal Position	Year	Salary	Bonus	Option Awards (2)	Total
Ronald E. Klingle	2011	$160,000	$100,000	—	$260,000
Chairman of the Board and Chief Executive Officer	2010	160,000	15,000	—	175,000
Kenneth J. McMahon	2011	130,000	213,498	—	343,498
Chief Executive Officer, American Waste Management Services, Inc.	2010	130,000	230,127	153,612	513,739
Timothy C. Coxson	2011	161,667	15,000	107,685	284,352
Chief Financial Officer, Treasurer and Secretary	2010	160,000	10,000	—	170,000
Steven M. Berry (3)	2011	—	—	—	—
Chief Executive Officer and President	2010	208,333	146,663	460,835	815,831
__________________________________

(1)	Includes salary and/or bonuses deferred pursuant to Section 401(k) of the Internal Revenue Code.

(2)
The amounts shown in this column represent the aggregate fair value of stock options granted, computed in accordance with FASB ASC Topic 718, using the Monte Carlo simulation methodology. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, for the assumptions made in determining fair values on the grant date.

(3)
Mr. Berry resigned as Chief Executive Officer and President effective February 15, 2011. He received no compensation in 2011. None of the stock options granted Mr. Berry in 2010 were vested as of February 15, 2011, therefore, all of his stock options were forfeited in 2011 per the terms of the Company’s 2009 Long-Term Incentive Plan.

The following table represents the outstanding equity awards for each named officer at December 31, 2011:

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (2) (#) exercisable	Number of securities underlying unexercised options (1) (#) unexercisable	Equity Incentive plan awards: Number of securities underlying unexercisable unearned options (#)	Option exercise price ($)	Option Expiration date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Timothy C. Coxson	—	90,000	—	$2.89	03/10/21	—	—	—	—

Kenneth J. McMahon	—	150,000	—	$2.48	02/28/20	—	—	—	—
_________________________________

(1)
See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC for information regarding the stock options granted under the 2009 Long-term Incentive Plan.

(2)
The stock options, vest ratably over a five year period and have a contractual term of ten years from the date of grant. At the end of each contractual vesting period, the share price of the Avalon common stock, traded on a  public stock exchange (NYSE Amex), must reach a predetermined price within three years following such contractual vesting period before the stock options are exercisable (See table below). If the Avalon common stock price does not reach the predetermined price, the stock options will either be cancelled or the period will be extended at the discretion of the Board of Directors. Although 30,000 options associated with the options granted to Mr. McMahon have met the contract vesting term, as of December 31, 2011, none of the options were exercisable due to the fact that Avalon’s common stock price had  not reached the predetermined vesting price of $3.43 in order for the options to be exercisable.

The table below represents the period and predetermined stock price needed for vesting.

	Begins Vesting	Ends Vesting	Predetermined Vesting Price
Block 1	12 mo. after Grant Dates	48 mo. after Grant Dates	$ 3.43
Block 2	24 mo. after Grant Dates	60 mo. after Grant Dates	$ 4.69
Block 3	36 mo. after Grant Dates	72 mo. after Grant Dates	$ 6.43
Block 4	48 mo. after Grant Dates	84 mo. after Grant Dates	$ 8.81
Block 5	60 mo. after Grant Dates	96 mo. after Grant Dates	$12.07

Compensation of Directors

Each of the Company’s directors who is not an officer or employee of the Company is entitled to receive a retainer fee of $20,000 per year for Board of Directors membership and a fee of $1,000 for attendance at each Board of Directors meeting ($500 for a committee meeting held on a separate day).  Officers and employees who serve as directors are not compensated for their services as directors.  In accordance with the Avalon Holdings Corporation 2009 Long-Term Incentive Plan, non-employee directors are entitled to receive grants of options to purchase shares of Class A Common Stock as determined by the Board of Directors.  All directors are reimbursed for expenses incurred in attending Board of Directors meetings and committee meetings.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards (1)(2) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Kurtis D. Gramley	$24,000	—	—	—	—	—	$24,000
Stephen L. Gordon	$24,000	—	—	—	—	—	$24,000
David G. Bozanich	$24,000	—	$107,685	—	—	—	$131,685

(1)
The amounts shown in this column represent the aggregate fair value of the stock options, computed in accordance with FASB ASC Topic 718 granted in 2011, using the Monte Carlo simulation methodology. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, for the assumptions made in determining the fair values on the grant date.

(2)
At December 31, 2011, Mr. Gramley and Mr. Gordon each had 90,000 unexercisable option awards outstanding at an exercise price of $2.48 and Mr. Bozanich had 90,000 unexercisable option awards outstanding at an exercise price of $2.89. Of the 90,000 options granted to both Mr. Gramley and Mr. Gordon, each of them have 18,000 options that have met the contract vesting term, however, as of December 31, 2011, none of the options were exercisable due to the fact that Avalon’s common stock price had  not reached the predetermined vesting price of $3.43 in order for the options to be exercisable.

Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plan approved by security holders	760,000	$2.63	540,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

INDEPENDENT PUBLIC ACCOUNTANTS

The appointment of an independent public accountant is approved annually by the Board of Directors based on the recommendation of the Audit Committee.  Grant Thornton LLP has served as independent public accountant of the Company since 1999.  Representatives of Grant Thornton LLP will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.

The aggregate fees billed to the Company for the year ended December 31, 2011 and 2010 by Grant Thornton LLP are as follows:

	Year Ended December 31,
	2011	2010
Audit fees	$102,110	$103,002
Audit-related fees	$8,863	$8,347
Tax fees	$—	$—
All other fees	$—	$5,175

The amount shown for “Audit fees” also includes fees relating to quarterly reviews of unaudited financial statements. In 2011 and 2010 the amount shown for “audit-related fees” relate to the audit of the Company’s 401(k) profit sharing plan. The amount shown for “all other fees” in 2010 relates to fees associated with an S-8 filing with the SEC.

PRE-APPROVAL POLICY REGARDING INDEPENDENT AUDITORS

It is the Audit Committee’s policy to pre-approve all audit and non-audit services performed by Avalon’s independent auditors, Grant Thornton LLP.  The Audit Committee pre-approved all services provided by Grant Thornton LLP in 2011.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers and persons holding more than 10 percent of a class of the Company’s equity securities, to file with the Commission, the NYSE Amex and the Company, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  These officers, directors and greater than 10 percent shareholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, all such Section 16(a) reports are filed.

ANNUAL REPORT TO SHAREHOLDERS

The Company has enclosed its Annual Report to Shareholders for the Company and its subsidiaries for the year ended December 31, 2011, including financial statements reflecting the financial position and results of operations of the Company and its subsidiaries for that year.  The Annual Report is not deemed to have been filed with the Commission and such report is not incorporated in this Proxy Statement nor is it part of this proxy solicitation.

SHAREHOLDER PROPOSALS

Any shareholder proposals which are intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Secretary of the Company at our principal executive offices no later than November 26, 2012.  Such proposals must meet the requirements of the Commission to be eligible for inclusion in the Company’s 2013 Proxy Materials.

FORM 10-K REPORT

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2011, with the Commission on or about March 15, 2012.  A copy of the Form 10-K report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any shareholder.  The exhibits are available upon payment of nominal charges which approximate the Company’s cost of reproduction of the exhibits. Written requests for copies of the Form 10-K report or exhibits should be directed to the Secretary, Avalon Holdings Corporation, One American Way, Warren, Ohio 44484-5555.

OTHER MATTERS

The Board of Directors does not know of any matters or business to be presented for action at the meeting other than as set forth above.  The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the meeting or any adjournment thereof.

SOLICITATION OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors and the proxies named therein have been designated by the Board of Directors.  Shares represented by the proxy will be voted at the meeting and, where a choice has been specified, such shares will be voted in accordance with such specification.  If no specification is indicated, the proxies will be voted for the election of the nominees named herein as directors and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.  The cost of preparing, printing, assembling and mailing will be paid by the Company.  In addition to the solicitation of proxies by mail, officers, directors, or other employees of the Company, as yet undesignated, and without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable.  The Company will request brokers, banks and other nominees to send proxy material to, and if voting by mail obtain proxies from, the beneficial owners of Common Stock held of record by them and it will reimburse such persons for their expenses in so doing.

       Your prompt action in voting your proxy will be greatly appreciated. It is hoped that you will attend the meeting. Whether or not you plan to attend the annual meeting, we urge you to cast your vote.  You can vote via the internet, by telephone or by returning the proxy card. If you are voting by returning the proxy card, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.  If you have more than one shareholder account, you are receiving a proxy for each account.  Please vote all proxies you receive.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Timothy C. Coxson Timothy C. Coxson Secretary

Warren, Ohio
March 15, 2012

AVALON HOLDINGS CORPORATION
ONE AMERICAN WAY
WARREN, OH 44484-5555

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the election of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kurtis D. Gramley 02 Stephen L. Gordon

NOTE: To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement therof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000127117_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

AVALON HOLDINGS CORPORATION
Annual Meeting of Shareholders
April 26, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ronald E. Klingle and Timothy C. Coxson, or either of them, attorneys and proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Avalon Holdings Corporation to be held at the Avalon Golf and Country Club at Squaw Creek, located at 761 Youngstown-Kingsville Road, Vienna, Ohio, on Thursday, April 26, 2012 at 10:00 a.m., local time, and at any adjournment thereof, and to vote the number of shares of Class A Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting which are more fully descibed in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000127117_2 R1.0.0.11699

AVALON HOLDINGS CORPORATION
ONE AMERICAN WAY
WARREN, OH 44484-5555

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42068-P21058 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALON HOLDINGS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald E. Klingle
02) Timothy C. Coxson
03) David G. Bozanich

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date